UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2024

Fortress Net Lease REIT
(Exact name of registrant as specified in its charter)

Maryland	000-56632	92-1937121
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas New York, NY	10105
(Address of principal executive offices)	(Zip Code)

(212) 798-6100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Acquisition of Industrial Portfolio

On April 11, 2024, a subsidiary of Fortress Net Lease REIT (the “Company”) entered into a purchase and sale agreement (the “Purchase Agreement”) with certain subsidiaries of RelaDyne, Inc. (the “Seller”), pursuant to which a subsidiary of the Company acquired a portfolio of 27 industrial properties from the Seller for an aggregate purchase price of $132,520,000 (such transaction, the “Acquisition,” and such properties, the “Acquired Properties”). The Acquisition was consummated substantially concurrently with the execution of the Purchase Agreement and upon the satisfaction of customary closing conditions, and was financed using proceeds from the Company’s continuous private offering.

The Acquired Properties include fifteen properties located in Texas, three properties located in Pennsylvania, two properties located in Florida, two properties located in Louisiana, and one property located in each of California, Georgia, Maryland, Mississippi and Utah.  Upon closing of the Acquisition, the Acquired Properties were leased back to the Seller pursuant to an absolute triple net master lease.

The Purchase Agreement contains customary representations and warranties for a transaction of this type. Subject to the provisions of the Purchase Agreement, the parties have agreed to indemnify each other from certain losses resulting from breaches of their respective representations, warranties and covenants set forth in the Purchase Agreement.  The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement to be filed.

Forward-Looking Statements

This current report on 8-K contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by the Company’s use of the words “assumes,” “believes,” “estimates,” “expects,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, including, the failure to realize the expected benefits of the Acquisition, unexpected costs and/or unknown or inestimable liabilities associated with the Acquired Properties, landlord-tenant relationships or disputes, or a breach or non-renewal of the master lease, which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2024

Fortress Net Lease REIT

	By:	/s/ Avraham Dreyfuss
	Name:	Avraham Dreyfuss
	Title:	Chief Financial Officer